Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.48 PER SHARE; DECLARES THIRD QUARTER DIVIDEND OF 0.34 PER SHARE AND A SPECIAL DIVIDEND OF $0.10 PER SHARE

SANTA MONICA, Calif., August 3, 2023 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2023 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•
Net investment income for the quarter ended June 30, 2023 was $27.6 million, or $0.48 per share on a diluted basis, which exceeded the dividend of $0.34 per share paid on June 30, 2023. This represents 45 consecutive quarters of dividend coverage.
•
Net asset value per share was $12.94 at June 30, 2023 compared to $13.00 at March 31, 2023.
•
Net increase in net assets from operations for the quarter ended June 30, 2023 was $16.3 million, or $0.28 per share, compared to $22.7 million, or $0.39 per share for the quarter ended March 31, 2023. Net increase in net assets from operations for the six months ended June 30, 2023 was $39.0 million, or $0.67 per share.
•
Total acquisitions during the quarter ended June 30, 2023 were $17.1 million and total dispositions were $31.6 million.
•
As of June 30, 2023, the credit quality of the portfolio remained strong with debt investments in just two portfolio companies on non-accrual status, representing 0.3% of the portfolio at fair value and 0.5% at cost.
•
On August 3, 2023, our board of directors declared a third quarter dividend of $0.34 per share and a special dividend of $0.10 per share, both payable on September 29, 2023 to stockholders of record as of the close of business on September 15, 2023.

“We again generated strong net investment income as our predominantly floating rate portfolio benefited from rising base rates. Our overall effective yield increased to 13.8% for the second quarter, up from 9.8% a year earlier,” said Rajneesh Vig, BlackRock TCP Capital Corp. Chairman and CEO. “While overall deal activity is relatively muted, our pipeline is healthy due to our team’s deep experience investing across cycles and our ability to draw upon the power of the BlackRock platform. We remain encouraged by the compelling opportunities we are identifying."

“Importantly, as we prudently build and diversify the portfolio, we are maintaining a sharp focus on our consistent, conservative approach to underwriting and selective investing to ensure solid credit quality as we navigate an uncertain economic environment,” Vig added. “We conduct a thorough review of our entire portfolio every quarter to stay ahead of any potential issues, and we continue to emphasize investments in companies that operate in resilient and less cyclical industries.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2023, our investment portfolio consisted of debt and equity positions in 143 portfolio companies with a total fair value of approximately $1.6 billion, 88.4% of which was senior secured debt. 75.9% of the total portfolio was first lien. Equity positions, which include equity interests in diversified portfolios of debt and lease assets, represented approximately 11.6% of the portfolio. 93.7% of our debt investments were floating rate, 94.8% of which had interest rate floors.

As of June 30, 2023, the weighted average annual effective yield of our debt portfolio was approximately 13.8%(1) and the weighted average annual effective yield of our total portfolio was approximately 12.8%, compared with 13.1% and 12.3%, respectively, as of March 31, 2023. Debt investments in two portfolio companies were on non-accrual status as of June 30, 2023, representing 0.3% of the portfolio at fair value and 0.5% at cost.

During the three months ended June 30, 2023, we invested approximately $17.1 million, primarily in 4 investments, comprised of 2 new and 2 existing portfolio companies. Of these investments, $15.9 million, or 93.2% of total acquisitions, was in senior secured loans, and $1.2 million, or 6.8% of total acquisitions, was comprised primarily of equity investments. Additionally, we received approximately $31.6 million in proceeds from sales or repayments of investments during the three months ended June 30, 2023. New investments during the quarter had a weighted average effective yield of 14.1%. Investments we exited had a weighted average effective yield of 12.2%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of June 30, 2023, total assets were $1.8 billion, net assets were $747.6 million and net asset value per share was $12.94, as compared to $1.8 billion, $751.0 million, and $13.00 per share, respectively, as of March 31, 2023.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2023 was approximately $54.0 million, or $0.93 per share. Investment income for the three months ended June 30, 2023 included $0.01 per share from recurring original issue discount and exit fee amortization, $0.07 per share from interest income paid in kind, $0.02 per share in dividend income and $0.00 per share of other income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2023 were approximately $26.4 million, or $0.46 per share, including interest and other debt expenses of $12.3 million, or $0.21 per share, and incentive compensation from net investment income of $5.9 million, or $0.10 per share. Excluding incentive compensation, interest and other debt expenses, annualized second quarter expenses were 4.3% of average net assets.

Net investment income for the three months ended June 30, 2023 was approximately $27.6 million, or $0.48 per share. Net realized losses for the three months ended June 30, 2023 were $0.4 million, or $0.01 per share. Net unrealized losses for the three months ended June 30, 2023 were $11.0 million, or $0.19 per share. Net realized losses for the three months ended June 30, 2023 were comprised primarily of a $0.3 million loss from the exit of our investment in Libremax. Net unrealized losses for the three months ended June 30, 2023 primarily reflects a $3.9 million unrealized loss on our investment in Astra Acquisition, a $3.4 million unrealized loss on our investment in Thras.io, a $3.4 million unrealized loss on our investment in Hylan, a $2.2 million unrealized loss on our investment in Magenta Buyer, a $1.8 million unrealized loss on our investment in GACP II, partially offset by a $6.3 million unrealized gain on our investment in Aventiv Technologies. Net increase in net assets resulting from operations for the three months ended June 30, 2023 was $16.3 million, or $0.28 per share.

__________________________

(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2023, available liquidity was approximately $333.0 million, comprised of approximately $209.9 million in available capacity under our leverage program and $123.1 million in cash and cash equivalents.

The combined weighted-average interest rate on debt outstanding at June 30, 2023 was 4.28%.

Total debt outstanding at June 30, 2023 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2026	SOFR+1.75%	(2)	$200,067,042	$99,932,958	$300,000,000	(3)
Funding Facility II	2025	SOFR+2.00%	(4)	100,000,000	100,000,000	200,000,000	(5)
SBA Debentures	2024−2031	2.52%	(6)	150,000,000	10,000,000	160,000,000
2024 Notes ($250 million par)	2024	3.900%		249,293,691	—	249,293,691
2026 Notes ($325 million par)	2026	2.850%		325,983,972	—	325,983,972
Total leverage				1,025,344,705	$209,932,958	$1,235,277,663
Unamortized issuance costs				(4,212,814)
Debt, net of unamortized issuance costs				$1,021,131,891

(1)
Except for the 2024 Notes and the 2026 Notes, all carrying values are the same as the principal amounts outstanding.
(2)
As of June 30, 2023, $190.0 million of the outstanding amount subject to SOFR credit adjustment of 0.11%. $8.1 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00% and $2.0 million of the outstanding amount bore interest at a rate of Prime + 1.00%.
(3)
Operating Facility includes a $100.0 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)
Subject to certain funding requirements and a SOFR credit adjustment of 0.15%.
(5)
Funding Facility II includes a $50.0 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)
Weighted-average interest rate, excluding fees of 0.35% or 0.36%.

On July 27, 2023, our board of directors re-approved our stock repurchase plan to acquire up to $50.0 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the three months and quarter ended June 30, 2023, no shares were repurchased.

RECENT DEVELOPMENTS

On August 3, 2023, our board of directors declared a third quarter dividend of $0.34 per share and a special dividend of $0.10 per share, both payable on September 29, 2023 to stockholders of record as of the close of business on September 15, 2023.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday, August 3, 2023 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (833) 470-1428 ; international callers should dial (404) 975-4839. All participants should reference the access code 898096. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2023 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 10, 2023. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (866) 813-9403. For international replay, please dial (929) 458-6194. For all replays, please reference access code 973579.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2023	December 31, 2022
	(unaudited)
Assets
Investments, at fair value:
Non-controlled, non-affiliated investments (cost of $1,450,177,059 and $1,474,146,428, respectively)	$1,399,531,797	$1,402,764,659
Non-controlled, affiliated investments (cost of $37,934,939 and $37,132,993, respectively)	69,168,901	69,089,697
Controlled investments (cost of $195,494,803 and $158,500,500, respectively)	171,857,336	137,733,285
Total investments (cost of $1,683,606,801 and $1,669,779,921, respectively)	1,640,558,034	1,609,587,641

Cash and cash equivalents	123,129,111	82,435,171
Interest, dividends and fees receivable	24,067,525	20,903,797
Deferred debt issuance costs	3,039,843	3,597,236
Prepaid expenses and other assets	1,944,557	2,826,004
Total assets	1,792,739,070	1,719,349,849

Liabilities
Debt (net of deferred issuance costs of $4,212,814 and $5,056,427, respectively)	1,021,131,891	944,005,814
Interest and debt related payables	9,938,473	9,260,738
Incentive fees payable	5,855,495	4,883,575
Management fees payable	5,826,655	6,084,202
Reimbursements due to the Advisor	325,772	1,498,733
Distributions payable	—	2,888,363
Payable for investments purchased	—	1,937,465
Accrued expenses and other liabilities	2,068,823	2,037,169
Total liabilities	1,045,147,109	972,596,059

Net assets	$747,591,961	$746,753,790

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 57,767,264 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	$57,767	$57,767
Paid-in capital in excess of par	967,890,570	967,890,570
Distributable earnings (loss)	(220,356,376)	(221,194,547)
Total net assets	747,591,961	746,753,790
Total liabilities and net assets	$1,792,739,070	$1,719,349,849
Net assets per share	$12.94	$12.93

BlackRock TCP Capital Corp.

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Investment income
Interest income (excluding PIK):
Non-controlled, non-affiliated investments	$46,264,863	$37,218,468	$91,418,011	$74,646,423
Non-controlled, affiliated investments	47,703	33,936	93,238	67,044
Controlled investments	2,775,676	1,823,155	4,984,728	3,735,659
PIK income:
Non-controlled, non-affiliated investments	3,631,465	2,004,691	5,216,299	3,084,896
Controlled investments	310,993	—	310,993	—
Dividend income:
Non-controlled, non-affiliated investments	255,437	225,854	558,179	487,083
Non-controlled, affiliated investments	653,143	580,300	1,287,268	1,143,704
Controlled investments	—	1,850,074	—	2,563,899
Other income:
Non-controlled, non-affiliated investments	21,558	173,256	354,822	325,733
Non-controlled, affiliated investments	—	45,651	45,650	51,853
Total investment income	53,960,838	43,955,385	104,269,188	86,106,294

Operating expenses
Interest and other debt expenses	12,288,304	9,369,209	23,837,475	18,714,413
Management fees	6,095,736	6,606,166	11,973,275	13,273,893
Incentive fees	5,855,495	4,511,860	11,245,191	8,702,090
Professional fees	318,778	409,993	773,128	980,388
Administrative expenses	357,803	444,036	734,347	921,095
Director fees	208,819	236,113	559,819	459,113
Insurance expense	138,575	181,062	292,578	362,123
Custody fees	91,330	76,593	181,916	160,522
Other operating expenses	1,001,519	850,155	1,658,413	1,508,519
Total operating expenses	26,356,359	22,685,187	51,256,142	45,082,156

Net investment income before taxes	27,604,479	21,270,198	53,013,046	41,024,138

Excise tax expense	—	—	35,440	—
Net investment income	27,604,479	21,270,198	52,977,606	41,024,138

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Non-controlled, non-affiliated investments	(394,628)	(29,415,029)	(31,024,332)	(29,368,762)
Non-controlled, affiliated investments	—	11,048,248	—	11,048,248
Controlled investments	—	—	—	(124,801)
Net realized gain (loss)	(394,628)	(18,366,781)	(31,024,332)	(18,445,315)

Net change in unrealized appreciation (depreciation):
Non-controlled, non-affiliated investments	(10,882,711)	1,417,267	21,089,611	(8,162,024)
Non-controlled, affiliated investments	919,061	(4,318,514)	(1,208,066)	(7,158,091)
Controlled investments	(995,515)	(130,245)	(2,870,254)	5,062,177
Net change in unrealized appreciation (depreciation)	(10,959,165)	(3,031,492)	17,011,291	(10,257,938)

Net realized and unrealized gain (loss)	(11,353,793)	(21,398,273)	(14,013,041)	(28,703,253)

Net increase (decrease) in net assets resulting from operations	$16,250,686	$(128,075)	$38,964,565	$12,320,885

Basic and diluted earnings (loss) per share	$0.28	$(0.00)	$0.67	$0.21

Basic and diluted weighted average common shares outstanding	57,767,264	57,767,264	57,767,264	57,767,264

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2022, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.

Katie McGlynn

310-566-1094

investor.relations@tcpcapital.com